Exhibit 31.1

CERTIFICATION

I, J. Michael Wilson, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of American Community Properties Trust and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2008	/s/ J. Michael Wilson
J. Michael Wilson
Chairman and Chief Executive Officer